Exhibit 99.1

FOR IMMEDIATE RELEASE
April 29, 2020

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES FIRST QUARTER 2020 FINANCIAL RESULTS

Bethesda, MD - April 29, 2020 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended March 31, 2020.

FIRST QUARTER 2020 FINANCIAL HIGHLIGHTS

•	$(3.61) comprehensive loss per common share, comprised of:

◦	$(4.46) net loss per common share

◦	$0.85 other comprehensive income ("OCI") per common share on investments marked-to-market through OCI

•	$0.57 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization cost [1]

◦
Includes $0.03 per common share of dollar roll income associated with the Company's $7.5 billion average net long position in forward purchases and sales of Agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes $(0.44) per common share of estimated "catch-up" premium amortization cost due to change in projected constant prepayment rate ("CPR") estimates

•	$13.62 tangible net book value per common share as of March 31, 2020

◦	Decreased $(4.04) per common share, or -22.9%, from $17.66 per common share as of December 31, 2019

•	$0.48 dividends declared per common share for the first quarter

•	-20.2% economic return on tangible common equity for the quarter

◦	Comprised of $0.48 dividends per common share and $(4.04) decrease in tangible net book value per common share

AGNC Investment Corp.
April 29, 2020

OTHER FIRST QUARTER HIGHLIGHTS

•	$93.0 billion investment portfolio as of March 31, 2020, comprised of:

◦	$70.7 billion Agency MBS

◦	$21.2 billion net TBA mortgage position

◦	$1.1 billion credit risk transfer ("CRT") and non-Agency securities

•	9.4x tangible net book value "at risk" leverage as of March 31, 2020

◦	9.9x average tangible net book value "at risk" leverage for the quarter

•	Cash and unencumbered Agency MBS totaled approximately $3.5 billion as of March 31, 2020

◦	Excludes approximately $1.2 billion of capital and excess margin held at the Company's broker-dealer subsidiary, Bethesda Securities, and $0.3 billion of unencumbered CRT and non-Agency securities

•	12.2% portfolio CPR for the quarter

◦	14.5% average projected portfolio CPR as of March 31, 2020

•	1.30% annualized net interest spread and TBA dollar roll income for the quarter, excluding estimated "catch-up" premium amortization cost

◦	Excludes -92 bps of "catch-up" premium amortization cost due to change in projected CPR estimates

•	$1.0 billion of accretive capital transactions during the quarter

◦	$575 million of 6.125% fixed-to-floating rate preferred equity issued

◦	$439 million of At-the-Market common equity offerings, net of offering costs
___________

1.
Represents a non-GAAP measure. Please refer to a reconciliation to the most applicable GAAP measure and additional information regarding the use of non-GAAP financial information later in this release.

MANAGEMENT REMARKS
"As we mentioned in our recent company update, market conditions were extremely challenging in March. The speed and severity of the financial market dislocations were unprecedented by historical standards as markets reacted to the human and economic impacts of the COVID-19 pandemic," said Gary Kain, the Company’s Chief Executive Officer and Chief Investment Officer. "Against this backdrop, the Federal Reserve took unprecedented actions to support the Agency MBS and U.S. Treasury markets, as well as many other asset classes within the broader fixed income complex. These Fed initiatives, together with significant actions taken by the Company to manage risk, allowed AGNC to close the quarter with leverage and liquidity at normal operating levels. Since quarter end, market conditions have continued to improve, as the Fed’s asset acquisitions have provided ongoing support to both Agency MBS and the broader financial markets.  As a result, we estimate that our tangible net book value per common share has increased approximately 8% in April, and this performance gives us greater confidence that the worst is behind us as we begin to navigate the next phase of this crisis.
"Looking ahead, we believe liquidity concerns will give way to fundamental performance metrics, with prepayments and funding being key determinants of AGNC’s prospective returns. As market fundamentals once again drive valuations, we feel that AGNC is uniquely positioned given our asset composition. In the current environment, credit and operational headwinds should persist for the foreseeable future, likely causing meaningful disruptions to the mortgage origination and refinance process. We would expect these disruptions to mitigate increases in aggregate prepayment speeds resulting from today’s very low interest rate environment. This more favorable prepayment outlook,

AGNC Investment Corp.
April 29, 2020

coupled with historically low funding costs, forms the foundation for very attractive risk-adjusted returns for AGNC over the intermediate term."
"Given the turbulent market conditions in March, we prioritized liquidity and risk management," said Peter Federico, the Company’s President and Chief Operating Officer. "Despite our actions, AGNC’s economic return in the first quarter was negative 20%. Importantly, however, we begin the second quarter with a portfolio that we believe is well-suited for the current environment. Our higher coupon specified pool position, which negatively impacted book value in the first quarter, has already outperformed generic Agency MBS and our hedges to date in April. We believe these assets provide a particularly attractive earnings profile in light of reduced prepayment expectations and greater stability of cash flows relative to generic Agency MBS. With the Fed’s support of the Agency MBS market and the GSE’s guarantee of timely principal and interest payments, we are optimistic in our ability to generate attractive returns for our stockholders despite the considerable uncertainty that exists regarding the broader economy."

TANGIBLE NET BOOK VALUE PER COMMON SHARE
As of March 31, 2020, the Company's tangible net book value per common share was $13.62 per share, a decrease of -22.9% compared to $17.66 per share as of December 31, 2019. The decline in the Company's net book value per common share was largely due to the underperformance of mortgage assets relative to interest rate hedges, with lower valuation premiums for its higher coupon specified pool holdings accounting for about half of the decline.
The Company's tangible net book value per common share excludes $526 million, or $0.93 and $0.97 per share, of goodwill as of March 31, 2020 and December 31, 2019, respectively.

INVESTMENT PORTFOLIO
As of March 31, 2020, the Company's investment portfolio totaled $93.0 billion, comprised of:

•	$91.9 billion of Agency MBS and net TBA securities, including:

◦	$91.1 billion of fixed-rate securities, comprised of:

•	$62.9 billion 30-year fixed-rate securities,

•	$21.1 billion 30-year TBA securities, net,

•	$5.8 billion 15-year securities,

•	$0.1 billion 15-year TBA securities, net, and

•	$1.1 billion 20-year fixed-rate securities; and

◦	$0.7 billion of collateralized mortgage obligations ("CMOs"), adjustable-rate and other Agency securities; and

•	$1.1 billion of CRT and non-Agency securities.
As of March 31, 2020, 30-year and 15-year fixed-rate Agency securities represented 90% and 6%, respectively, of the Company's investment portfolio, compared to 89% and 8%, respectively, as of December 31, 2019.
As of March 31, 2020, the Company's fixed-rate securities' weighted average coupon was 3.62%, compared to 3.60% as of December 31, 2019, comprised of the following weighted average coupons:

•	3.64% for 30-year fixed-rate securities;

•	3.26% for 15-year fixed rate securities; and

AGNC Investment Corp.
April 29, 2020

•	3.50% for 20-year fixed-rate securities.
The Company accounts for TBA securities (or "dollar roll funded assets") as derivative instruments and recognizes dollar roll income in other gain (loss), net on the Company's financial statements. As of March 31, 2020, the Company's net TBA position had a fair value of $21.2 billion, consisting of $21.5 billion long and $(0.3) billion short TBA securities, and a GAAP net carrying value of $574 million reported in derivative assets/(liabilities) on the Company's balance sheet. As of December 31, 2019, the Company's net TBA position had a fair value of $7.4 billion, consisting of $9.0 billion long and $(1.6) billion short TBA securities, and a GAAP net carrying value of $25 million.

CONSTANT PREPAYMENT RATES
The Company's investment portfolio had a weighted average CPR of 12.2% for the first quarter, compared to 15.4% for the prior quarter. The weighted average projected CPR for the remaining life of the Company's Agency securities held as of March 31, 2020 increased to 14.5%, from 10.8% as of December 31, 2019, due to the decline in long-term interest rates during the quarter.
The weighted average cost basis of the Company's investment portfolio was 103.9% of par value as of March 31, 2020. Net premium amortization cost on the Company's investment portfolio for the first quarter was $(384) million, or $(0.70) per common share, which includes "catch-up" premium amortization cost of $(243) million, or $(0.44) per common share, due to changes in the Company's projected CPR estimates for securities acquired prior to the first quarter. This compares to net premium amortization cost for the prior quarter of $(84) million, or $(0.16) per common share, including a "catch-up" premium amortization benefit of $48 million, or $0.09 per common share.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the net TBA position, was 2.01% for the first quarter, compared to 3.28% for the prior quarter. Excluding "catch-up" premium amortization, the Company's average asset yield was 3.00% for the first quarter, compared to 3.08% for the prior quarter. Including the net TBA position and excluding "catch-up" premium amortization, the Company's average asset yield for the first quarter was 2.97%, compared to 3.09% for the prior quarter.
For the first quarter, the weighted average interest rate on the Company's Agency repurchase agreements was 1.80%, compared to 2.12% for the prior quarter. The Company's average implied TBA funding cost was 1.67% for the first quarter, compared to 1.88% for the prior quarter. Inclusive of interest rate swaps, the Company's combined average cost of funds for the first quarter was 1.67%, compared to 1.76% for the prior quarter.
The Company's annualized net interest spread, including the net TBA position and interest rate swaps and excluding "catch-up" premium amortization benefit/cost, for the first quarter was 1.30%, compared to 1.33% for the prior quarter.

NET SPREAD AND DOLLAR ROLL INCOME
The Company recognized net spread and dollar roll income (a non-GAAP financial measure) for the first quarter of $0.57 per common share, excluding $(0.44) per common share of "catch-up" premium amortization cost, compared to $0.57 per common share for the prior quarter, excluding $0.09 per common share of "catch-up" premium amortization benefit.

AGNC Investment Corp.
April 29, 2020

A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

LEVERAGE
As of March 31, 2020, $63.0 billion of Agency repurchase agreements, $20.6 billion of net TBA dollar roll positions (at cost) and $0.2 billion of other debt were used to fund the Company's investment portfolio. The remainder, or approximately $3.5 billion, of the Company's repurchase agreements was used to fund purchases of U.S. Treasury securities ("U.S. Treasury repo") and is not included in the Company's leverage measurements. Inclusive of its net TBA position and net payable/(receivable) for unsettled investment securities, the Company's tangible net book value "at risk" leverage ratio was 9.4x as of March 31, 2020, unchanged from December 31, 2019. The Company's average "at risk" leverage for the first quarter was 9.9x tangible net book value, compared to 9.5x in the prior quarter.
As of March 31, 2020, the Company's Agency repurchase agreements had a weighted average interest rate of 1.36%, compared to 2.17% as of December 31, 2019, and a weighted average remaining maturity of 93 days, compared to 55 days as of December 31, 2019. As of March 31, 2020, $35.4 billion, or 56%, of the Company's Agency repurchase agreements were funded through the Company's captive broker-dealer subsidiary, Bethesda Securities, LLC.
As of March 31, 2020, the Company's Agency repurchase agreements had remaining maturities of:

•	$49.0 billion of three months or less;

•	$5.5 billion from three to six months;

•	$4.9 billion from six to twelve months; and

•	$3.7 billion from one to three years.

HEDGING ACTIVITIES
As of March 31, 2020, interest rate swaps, swaptions and U.S. Treasury positions equaled 70% of the Company's outstanding balance of Agency repurchase agreements, net TBA position and other debt, compared to 102% as of December 31, 2019.
As of March 31, 2020, the Company's interest rate swap position totaled $46.5 billion in notional amount, compared to $79.1 billion as of December 31, 2019. As of March 31, 2020, the Company's interest rate swap portfolio had an average fixed pay rate of 0.94%, an average receive rate of 0.15% and an average maturity of 4.5 years, compared to 1.29%, 1.59% and 2.7 years, respectively, as of December 31, 2019. As of March 31, 2020, 69%, 26% and 5% of the Company's interest rate swap portfolio was linked to the Overnight Index Swap Rate ("OIS"), Secured Overnight Financing Rate ("SOFR") and three-month London Interbank Offered Rate ("LIBOR"), respectively, compared to 86%, 3% and 11%, respectively, as of December 31, 2019.
As of March 31, 2020, the Company had payer swaptions outstanding totaling $9.6 billion, compared to $8.9 billion as of December 31, 2019. As of March 31, 2020, the Company had net short U.S. Treasury positions outstanding totaling $2.6 billion, compared to $10.7 billion as of December 31, 2019.

AGNC Investment Corp.
April 29, 2020

OTHER GAIN (LOSS), NET
For the first quarter, the Company recorded a net loss of $(2,463) million in other gain (loss), net, or $(4.49) per common share, compared to a net gain of $609 million, or $1.12 per common share, for the prior quarter. Other gain (loss), net for the first quarter was comprised of:

•	$494 million of net realized gains on sales of investment securities;

•	$197 million of net unrealized gains on investment securities measured at fair value through net income;

•	$31 million of interest rate swap periodic income;

•	$(2,827) million of net losses on interest rate swaps;

•	$(134) million of net losses on interest rate swaptions;

•	$(944) million of net losses on U.S. Treasury positions;

•	$16 million of TBA dollar roll income;

•	$677 million of net mark-to-market gains on TBA securities; and

•	$27 million of other miscellaneous gains.

OTHER COMPREHENSIVE INCOME
During the first quarter, the Company recorded other comprehensive income of $464 million, or $0.85 per common share, consisting of net unrealized gains on the Company's Agency securities recognized through OCI, compared to a $15 million, or $0.03 per common share, of other comprehensive income for the prior quarter.

COMMON STOCK DIVIDENDS
During the first quarter, the Company declared dividends of $0.16 per share to common stockholders of record as of January 31, February 28 and March 31, 2020, respectively, totaling $0.48 per share for the quarter, which were paid on February 11, March 10 and April 9, 2020, respectively. Since its May 2008 initial public offering through the first quarter of 2020, the Company has declared a total of $9.9 billion in common stock dividends, or $41.80 per common share.
The Company previously announced on April 8, 2020 its revised monthly dividend level of $0.12 per common share, commencing with its declaration of its April dividend to stockholders of record as of April 30, 2020, which will be paid on May 11, 2020.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income; net spread and dollar roll income, excluding "catch-up" premium amortization; economic interest income; economic interest expense; estimated taxable income; and the related per common share measures and financial metrics derived from such information, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
April 29, 2020

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $64,154, $92,608, $93,688, $87,582 and $89,471, respectively)	$70,292	$98,516	$98,577	$91,140	$93,044
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	358	371	393	411	425
Credit risk transfer securities, at fair value (including pledged securities of $360, $309, $358, $269 and $142, respectively)	574	976	1,134	1,117	1,129
Non-Agency securities, at fair value (including pledged securities of $437, $0, $0, $0 and $45, respectively)	552	579	579	603	672
U.S. Treasury securities, at fair value (including pledged securities of $3,721, $97, $162, $1,152 and $121, respectively)	3,721	97	215	1,152	121
Cash and cash equivalents	1,289	831	906	870	929
Restricted cash	1,978	451	734	789	517
Derivative assets, at fair value	664	190	175	116	253
Receivable for investment securities sold (including pledged securities of $0, $0, $105, $673 and $439, respectively)	—	—	105	679	439
Receivable under reverse repurchase agreements	4,938	10,181	6,093	8,848	20,430
Goodwill	526	526	526	526	526
Other assets	245	364	324	325	322
Total assets	$85,137	$113,082	$109,761	$106,576	$118,807
Liabilities:
Repurchase agreements	$66,540	$89,182	$90,612	$86,266	$86,685
Debt of consolidated variable interest entities, at fair value	214	228	238	251	266
Payable for investment securities purchased	3,273	2,554	3,094	878	1,125
Derivative liabilities, at fair value	138	6	22	63	53
Dividends payable	113	104	100	101	107
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	4,886	9,543	5,114	7,754	19,275
Accounts payable and other liabilities	175	424	368	917	795
Total liabilities	75,339	102,041	99,548	96,230	108,306
Stockholders' equity:
Preferred Stock - aggregate liquidation preference of $1,538, $963, $735, $735 and $735, respectively)	1,489	932	711	711	711
Common stock - $0.01 par value; 567.7, 540.9, 540.9, 547.8 and 536.3 shares issued and outstanding, respectively	6	5	5	5	5
Additional paid-in capital	14,334	13,893	13,888	13,988	13,795
Retained deficit	(6,592)	(3,886)	(4,473)	(4,194)	(3,467)
Accumulated other comprehensive income (loss)	561	97	82	(164)	(543)
Total stockholders' equity	9,798	11,041	10,213	10,346	10,501
Total liabilities and stockholders' equity	$85,137	$113,082	$109,761	$106,576	$118,807

Tangible net book value per common share [1]	$13.62	$17.66	$16.55	$16.58	$17.23

AGNC Investment Corp.
April 29, 2020

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Interest income:
Interest income	$491	$768	$676	$693	$705
Interest expense	426	481	557	570	541
Net interest income	65	287	119	123	164
Other gain (loss), net:
Realized gain on sale of investment securities, net	494	107	89	132	60
Unrealized gain (loss) on investment securities measured at fair value through net income, net	197	(160)	355	759	1,060
Gain (loss) on derivative instruments and other securities, net	(3,154)	662	(548)	(1,438)	(1,000)
Total other gain (loss), net	(2,463)	609	(104)	(547)	120
Expenses:
Compensation and benefits	13	16	10	11	10
Other operating expense	10	9	9	9	9
Total operating expense	23	25	19	20	19
Net income (loss)	(2,421)	871	(4)	(444)	265
Dividend on preferred stock	21	18	13	13	10
Issuance costs of redeemed preferred stock	—	6	—	—	—
Net income (loss) available (attributable) to common stockholders	$(2,442)	$847	$(17)	$(457)	$255

Net income (loss)	$(2,421)	$871	$(4)	$(444)	$265
Unrealized gain on investment securities measured at fair value through other comprehensive income (loss), net	464	15	246	379	400
Comprehensive income (loss)	(1,957)	886	242	(65)	665
Dividend on preferred stock	21	18	13	13	10
Issuance costs of redeemed preferred stock	—	6	—	—	—
Comprehensive income (loss) available (attributable) to common stockholders	$(1,978)	$862	$229	$(78)	$655

Weighted average number of common shares outstanding - basic	548.0	541.4	546.4	537.8	536.7
Weighted average number of common shares outstanding - diluted	548.0	542.6	546.4	537.8	537.2
Net income (loss) per common share - basic	$(4.46)	$1.56	$(0.03)	$(0.85)	$0.48
Net income (loss) per common share - diluted	$(4.46)	$1.56	$(0.03)	$(0.85)	$0.47
Comprehensive income (loss) per common share - basic	$(3.61)	$1.59	$0.42	$(0.15)	$1.22
Comprehensive income (loss) per common share - diluted	$(3.61)	$1.59	$0.42	$(0.15)	$1.22
Dividends declared per common share	$0.48	$0.48	$0.48	$0.50	$0.54

AGNC Investment Corp.
April 29, 2020

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
GAAP net interest income:
Interest income	$491	$768	$676	$693	$705
Interest expense	426	481	557	570	541
GAAP net interest income	65	287	119	123	164
TBA dollar roll income, net [3,4]	16	24	29	22	19
Interest rate swap periodic income, net [3,8]	31	85	146	88	83
Other interest and dividend income [3]	2	3	4	4	3
Adjusted net interest and dollar roll income	114	399	298	237	269
Operating expense	(23)	(25)	(19)	(20)	(19)
Net spread and dollar roll income	91	374	279	217	250
Dividend on preferred stock	21	18	13	13	10
Net spread and dollar roll income available to common stockholders	70	356	266	204	240
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	243	(48)	55	58	39
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$313	$308	$321	$262	$279

Weighted average number of common shares outstanding - basic	548.0	541.4	546.4	537.8	536.7
Weighted average number of common shares outstanding - diluted	549.2	542.6	547.1	538.4	537.2
Net spread and dollar roll income per common share - basic	$0.13	$0.66	$0.49	$0.38	$0.45
Net spread and dollar roll income per common share - diluted	$0.13	$0.66	$0.49	$0.38	$0.45
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic	$0.57	$0.57	$0.59	$0.49	$0.52
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - diluted	$0.57	$0.57	$0.59	$0.49	$0.52

AGNC Investment Corp.
April 29, 2020

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Net income/(loss)	$(2,421)	$871	$(4)	$(444)	$265
Book to tax differences:
Premium amortization, net	237	(77)	47	67	54
Realized gain/loss, net	2,555	(504)	521	886	627
Net capital loss/(utilization of net capital loss carryforward)	32	(130)	34	320	(12)
Unrealized (gain)/loss, net	(263)	(47)	(428)	(644)	(719)
Other	(8)	2	(1)	(1)	(9)
Total book to tax differences	2,553	(756)	173	628	(59)
Estimated REIT taxable income	132	115	169	184	206
Dividend on preferred stock	21	18	13	13	10
Estimated REIT taxable income, net of preferred stock dividend	$111	$97	$156	$171	$196
Weighted average number of common shares outstanding - basic	548.0	541.4	546.4	537.8	536.7
Weighted average number of common shares outstanding - diluted	549.2	542.6	547.1	538.4	537.2
Estimated REIT taxable income per common share - basic	$0.20	$0.18	$0.29	$0.32	$0.37
Estimated REIT taxable income per common share - diluted	$0.20	$0.18	$0.29	$0.32	$0.36

Beginning cumulative non-deductible net capital loss	$394	$524	$490	$170	$182
Increase (decrease) in net capital loss carryforward	32	(130)	34	320	(12)
Ending cumulative non-deductible net capital loss	$426	$394	$524	$490	$170
Ending cumulative non-deductible net capital loss per common share	$0.75	$0.73	$0.97	$0.89	$0.32

AGNC Investment Corp.
April 29, 2020

AGNC INVESTMENT CORP.
NET INTEREST SPREAD COMPONENTS BY FUNDING SOURCE [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization:
Economic interest income:
Investment securities - GAAP interest income [12]	$491	$768	$676	$693	$705
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	243	(48)	55	58	39
TBA dollar roll income - implied interest income [3,6]	48	58	81	96	71
Economic interest income, excluding "catch-up" premium amortization	782	778	812	847	815
Economic interest expense:
Repurchase agreements and other debt - GAAP interest expense	(426)	(481)	(557)	(570)	(541)
TBA dollar roll income - implied interest expense [3,5]	(32)	(34)	(52)	(74)	(52)
Interest rate swap periodic income, net [3,8]	31	85	146	88	83
Economic interest expense	(427)	(430)	(463)	(556)	(510)
Other interest and dividend income [3]	2	3	4	4	3
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization	$357	$351	$353	$295	$308

Net interest spread, excluding "catch-up" amortization:
Average asset yield:
Investment securities - average asset yield	2.01%	3.28%	2.91%	2.99%	3.14%
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	0.99%	(0.20)%	0.24%	0.25%	0.17%
Investment securities average asset yield, excluding "catch-up" premium amortization	3.00%	3.08%	3.15%	3.24%	3.31%
TBA securities - average implied asset yield [6]	2.54%	3.29%	3.19%	3.21%	3.55%
Average asset yield, excluding "catch-up" premium amortization [7]	2.97%	3.09%	3.16%	3.24%	3.33%
Average total cost of funds:
Repurchase agreements and other debt - average funding cost	1.80%	2.12%	2.48%	2.62%	2.64%
TBA securities - average implied funding cost [5]	1.67%	1.88%	2.00%	2.47%	2.60%
Average cost of funds, before interest rate swap periodic income, net [7]	1.79%	2.10%	2.43%	2.60%	2.64%
Interest rate swap periodic income, net [10]	(0.12)%	(0.34)%	(0.58)%	(0.36)%	(0.37)%
Average total cost of funds [9]	1.67%	1.76%	1.85%	2.24%	2.27%
Average net interest spread, excluding "catch-up" premium amortization	1.30%	1.33%	1.31%	1.00%	1.06%

AGNC Investment Corp.
April 29, 2020

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Investment securities: [12]
Fixed-rate Agency MBS, at fair value - as of period end	$69,901	$98,074	$98,090	$90,627	$92,502
Other Agency MBS, at fair value - as of period end	$749	$813	$880	$924	$967
Credit risk transfer securities, at fair value - as of period end	$574	$976	$1,134	$1,117	$1,129
Non-Agency MBS, at fair value - as of period end	$552	$579	$579	$603	$672
Total investment securities, at fair value - as of period end	$71,776	$100,442	$100,683	$93,271	$95,270
Total investment securities, at cost - as of period end	$69,343	$98,670	$98,763	$91,953	$95,090
Total investment securities, at par - as of period end	$66,735	$95,561	$95,629	$88,880	$92,091
Average investment securities, at cost	$97,889	$93,606	$92,764	$92,610	$89,952
Average investment securities, at par	$94,933	$90,586	$89,741	$89,586	$87,021
TBA securities:
Net TBA portfolio - as of period end, at fair value	$21,222	$7,429	$1,867	$11,170	$6,955
Net TBA portfolio - as of period end, at cost	$20,648	$7,404	$1,820	$11,086	$6,885
Net TBA portfolio - as of period end, carrying value	$574	$25	$47	$84	$70
Average net TBA portfolio, at cost	$7,487	$7,038	$10,146	$11,864	$8,002
Average repurchase agreements and other debt [13]	$93,538	$88,677	$87,938	$86,147	$82,070
Average stockholders' equity [14]	$10,735	$10,594	$10,347	$10,371	$10,186
Tangible net book value per common share [1]	$13.62	$17.66	$16.55	$16.58	$17.23
Tangible net book value "at risk" leverage - average [15]	9.9:1	9.5:1	10.0:1	10.0:1	9.3:1
Tangible net book value "at risk" leverage - as of period end [16]	9.4:1	9.4:1	9.8:1	9.8:1	9.4:1

Key Performance Statistics:
Investment securities: [12]
Average coupon	3.68%	3.76%	3.87%	3.88%	3.87%
Average asset yield	2.01%	3.28%	2.91%	2.99%	3.14%
Average asset yield, excluding "catch-up" premium amortization	3.00%	3.08%	3.15%	3.24%	3.31%
Average coupon - as of period end	3.84%	3.68%	3.76%	3.88%	3.88%
Average asset yield - as of period end	2.93%	3.07%	3.08%	3.21%	3.29%
Average actual CPR for securities held during the period	12.2%	15.4%	13.5%	10.0%	6.3%
Average forecasted CPR - as of period end	14.5%	10.8%	13.4%	12.4%	10.5%
Total premium amortization cost, net	$(384)	$(84)	$(192)	$(183)	$(142)
TBA securities:
Average coupon - as of period end [17]	3.02%	3.10%	2.99%	3.29%	3.64%
Average implied asset yield [6]	2.54%	3.29%	3.19%	3.21%	3.55%
Combined investment and TBA securities - average asset yield, excluding "catch-up" premium amortization [7]	2.97%	3.09%	3.16%	3.24%	3.33%
Cost of funds:
Repurchase agreements - average funding cost	1.80%	2.12%	2.48%	2.62%	2.64%
TBA securities - average implied funding cost [5]	1.67%	1.88%	2.00%	2.47%	2.60%
Interest rate swaps - average periodic income, net [10]	(0.12)%	(0.34)%	(0.58)%	(0.36)%	(0.37)%
Average total cost of funds, inclusive of TBAs and interest rate swap periodic income, net [7,9]	1.67%	1.76%	1.85%	2.24%	2.27%
Repurchase agreements - average funding cost as of period end	1.36%	2.17%	2.48%	2.64%	2.82%
Interest rate swaps - average net pay/(receive) rate as of period end [18]	0.79%	(0.30)%	(0.63)%	(0.74)%	(0.68)%
Net interest spread:
Combined investment and TBA securities average net interest spread	0.37%	1.52%	1.09%	0.78%	0.90%
Combined investment and TBA securities average net interest spread, excluding "catch-up" premium amortization	1.30%	1.33%	1.31%	1.00%	1.06%
Expenses % of average stockholders' equity - annualized	0.86%	0.94%	0.73%	0.77%	0.75%
Economic return (loss) on tangible common equity - unannualized [19]	(20.2)%	9.6%	2.7%	(0.9)%	7.3%

AGNC Investment Corp.
April 29, 2020

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized, unless otherwise noted.
Numbers in financial tables may not total due to rounding.

1.	Tangible net book value per common share excludes preferred stock liquidation preference and goodwill.

2.	Table includes non-GAAP financial measures and/or amounts derived from non-GAAP measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

3.	Amount reported in gain (loss) on derivatives instruments and other securities, net in the accompanying consolidated statements of operations.

4.
Dollar roll income represents the price differential, or "price drop," between the TBA price for current month settlement versus the TBA price for forward month settlement.  Amount includes dollar roll income (loss) on long and short TBA securities. Amount excludes TBA mark-to-market adjustments.

5.
The implied funding cost of TBA dollar roll transactions is determined using the "price drop" (Note 4) and market based assumptions regarding the "cheapest-to-deliver" collateral that can be delivered to satisfy the TBA contract, such as the anticipated collateral’s weighted average coupon, weighted average maturity and projected 1-month CPR.  The average implied funding cost for all TBA transactions is weighted based on the Company’s daily average TBA balance outstanding for the period.

6.
The average implied asset yield for TBA dollar roll transactions is extrapolated by adding the average TBA implied funding cost (Note 5) to the net dollar roll yield. The net dollar roll yield is calculated by dividing dollar roll income (Note 4) by the average net TBA balance (cost basis) outstanding for the period.

7.	Amount calculated on a weighted average basis based on average balances outstanding during the period and their respective asset yield/funding cost.

8.	Represents periodic interest rate swap settlements. Amount excludes interest rate swap termination fees and mark-to-market adjustments.

9.	Cost of funds excludes other supplemental hedges used to hedge a portion of the Company's interest rate risk (such as swaptions and U.S. Treasury positions) and U.S. Treasury repurchase agreements.

10.	Represents interest rate swap periodic income/cost measured as a percent of total mortgage funding (Agency repurchase agreements, other debt and net TBA securities).

11.	"Catch-up" premium amortization cost/benefit is reported in interest income on the accompanying consolidated statements of operations.

12.	Investment securities include Agency MBS, CRT and non-Agency securities. Amounts exclude TBA securities.

13.	Average repurchase agreements and other debt excludes U.S. Treasury repurchase agreements.

14.	Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.

15.
Average tangible net book value "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average Agency repurchase agreements, other debt, forward settling investment securities and net TBA position (at cost) outstanding for the period by the sum of average stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.

16.
Tangible net book value "at risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under Agency repurchase agreements, other debt, net TBA position (at cost) and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.

17.	Average TBA coupon, as of March 31, 2020 and December 31, September 30 and June 30, 2019, is for the long TBA position only.

18.	Includes forward starting swaps not yet in effect as of reported period-end.

19.
Economic return (loss) on tangible common equity represents the sum of the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on April 30, 2020 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the free webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.
A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q1 2020 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

AGNC Investment Corp.
April 29, 2020

An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on April 30, 2020. In addition, there will be a phone recording available one hour after the call on April 30, 2020 through May 14, 2020. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 10141434.
For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally-managed real estate investment trust ("REIT") that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise or a U.S. Government agency. For further information, please refer to www.AGNC.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for Agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income," "net spread and dollar roll income, excluding 'catch-up' premium amortization," "economic interest income" and "economic interest expense" (both components of "net spread and dollar roll income"), "estimated taxable income" and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest spread."
"Net spread and dollar roll income" is measured as (i) net interest income (GAAP measure) adjusted to include TBA dollar roll income, interest rate swap periodic income/cost and other interest and dividend income (referred to as "adjusted net interest and dollar roll income") less (ii) total operating expense (GAAP measure). "Net spread and dollar roll income, excluding 'catch-up' premium amortization," further excludes retrospective "catch-up" adjustments to premium amortization cost or benefit due to changes in projected CPR estimates.

AGNC Investment Corp.
April 29, 2020

By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, in the case of "adjusted net interest and dollar roll income," the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs, which are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statement of operations, are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measure, which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of periodic interest rate swap settlements is more indicative of the Company’s total cost of funds than interest expense alone. In the case of "net spread and dollar roll income, excluding 'catch-up' premium amortization," the Company believes the exclusion of "catch-up" adjustments to premium amortization cost is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such "catch-up" cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio. In the case of estimated taxable income, the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.
A reconciliation of GAAP net interest income to non-GAAP "net spread and dollar roll income, excluding 'catch-up' premium amortization" and a reconciliation of GAAP net income to non-GAAP "estimated taxable income" is included in this release.